CONSULTING AGREEMENT

THIS AGREEMENT (the “Agreement”) is entered into as of this 15th day of July, 2010, between Public Financial Services, LLC, a Florida limited liability corporation (herein referred to as “Consultant”) and SMTP.com, Inc. a Massachusetts corporation (herein referred to as the “Company”).

WITNESSETH:

A.

 Whereas, the Consultant routinely provides various consulting services to management of public and private companies;

B.

Whereas, the Company requires assistance with various matters pertaining to becoming a publicly held Company;

C.

Whereas, the Company desires to engage Consultant and Consultant desires to accept the engagement upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.

Appointment and Engagement

The Company hereby appoints and engages Consultant and Consultant accepts such appointment and engagement.

2.

Authority and Description of Services

A.

Services.

During the term of this Agreement, Consultant will provide some or all of the following services involving the Company from time to time as requested by the Company during the term of this Agreement:

(i)

Assist in the compilation of information necessary for a Registration Statement under the Securities Act of 1933, as amended (the “Registration Statement”);

(ii)

Assist in the location and engagement of a securities attorney;

(iii)

Assist in the compilation of information as requested by the securities attorney;

(iv)

Advise on selecting auditors to prepare an audit of financial statements for the required number of years in conformity with the relevant GAAP;

(v)

Assistance with selection of market maker for the filing of a Form 211 application for quotation of the Company’s securities with the Financial Industry Regulatory Authority, Inc. (“FINRA”);

(vi)

Provide advice on responses to registration statement comments by the Securities and Exchange Commission (“SEC”) or comments by the FINRA regarding the Company’s securities being quoted; and

(vii)

 Assist in the compilation of information necessary to become listed in the so called, “standard manuals” to achieve a Standard Manual exemption for secondary trading.

3.

Compensation

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Upon execution of this Agreement, the Company hereby agrees to pay Consultant a non-refundable flat fee as follows:

i.

A fee of $40,000, payable as follows: (a) $20,000 upon execution of this Agreement; (b) $10,000 upon notification by the SEC that the registration statement referred to in 3(ii) below has been declared effective by the SEC; (c)  $10,000 upon notification that the common shares have been approved for publication, listing, or quotation and been accepted into the so called “standard manuals” for a secondary trading exemption; and

ii.

800,000 vested warrants (the “Warrants”) each convertible into one share of the Company’s common stock at an exercise price of $0.625 per warrant for a term of five (5) years from the date of issuance.  The terms of the Warrants shall be governed by the Form of Warrant attached hereto as Exhibit B and made a part hereof.

The first $20,000 payment to be made subject to section 3(i)(a) shall be held in escrow by a mutually acceptable law firm and shall be released if and when (a) the Company decides not to continue retaining the services of Consultant,, (b) upon a change of control of the Company, or (c) upon notification by the SEC that the registration statement referred to in section 3(ii) has been declared effective by the SEC.

If for any reason, the Company determines that it shall not proceed to utilize the services of Consultant, the sum of $40,000 and Warrants payable to Consultant (“the fee”) shall be deemed earned by Consultant and remain non-refundable.

4.

Securities Matters.

i.

Exemption and Limitation on Resale

The offer and sale of the Securities by the Company to Consultant is exempt from the Securities Act of 1933, as amended, (the “Securities Act”) and the Company has complied and will comply with all requirements of such exemption in all respects.

Each certificate representing Securities shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. “

ii.

Rule 144 and Resale.

Upon Consultant informing the Company in writing that it intends to sell or transfer all or any portion of the Securities that are eligible for resale under Rule 144 promulgated under the Securities Act (including any Rule adopted in substitution or replacement thereof), the Company will allow such sale or transfer and not interfere in any way with such sale or transfer. In addition, the Company will certify in writing to any person at the request of Consultant that the Company is in compliance with the Rule 144 current public information requirements to enable Consultant to sell such person's securities under Rule 144 [only if Rule 144 is available for the sale], and as may be applicable under the circumstances.  If any certificate representing the Securities is presented to the Company’s transfer agent for registration or transfer in connection with any sales theretofore made in compliance with the securities laws, whether because the Securities are subject to an effective registration statement under the Securities Act or are eligible for resale under Rule 144 [provided such certificate is duly endorsed for transfer by the appropriate person or accompanied by a separate stock power duly executed by the appropriate person in each case], the Company will promptly instruct its transfer agent to allow such transfer and to issue one or more new certificates representing such Securities to the transferee.  All costs of such transfer shall be borne by the Company including the costs of any legal opinion.  The Company shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of any such Securities of

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common stock or the resale by Consultant.

iii.

Obligation to satisfy Public Information.

In order to satisfy the adequate public informational requirements of Rule 144, the Company will file all reports with the Securities and Exchange Commission (the “Commission”) pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, and has or will file with the Commission all reports required to be filed by it forthwith, and shall continue to file such reports with the Commission so long as required, but for a period of not less than two years; and such reports are or will be true and correct in every material respect.

iv.

Registration Rights.

The Company agrees to register the 800,000 common shares underlying the Warrants as follows:

(a)

After one year following this Agreement, upon receipt of written demand by Consultant, Company shall prepare, and, as soon as practicable but in no event later than 30 calendar days after the date of such notice, file with the SEC a registration statement under the Securities Act covering the resale of the common shares underlying the Warrants. The Company shall use its best efforts to have the registration statement declared effective by the SEC as soon as practicable, but in no event later than 120 calendar days after the date notice is received.  All costs and expenses of any such registration statement, up to $30,000, shall be paid by the Company other than sales commissions and the expenses of any separate legal counsel engaged by the Consultant. However, if the Company accepts the assistance of Consultant and engages any legal counsel identified by Consultant, the Company shall only be responsible for all costs and expenses of any such registration statement up to $10,000; and

(b)

Upon registration of any other securities (subsequent to the initial public offer of the Company’s securities) of the Company, but in no event earlier than 180 days from the date of this Agreement. However, if any registration involves an underwritten offering, the Company will not be required to register the common shares underlying the warrants in excess of the amount that the principal underwriter reasonably and in good faith recommends may be included in such offering (a “Cutback”), which recommendation and supporting reasoning shall be delivered to the Consultant. The rights contained in this paragraph shall continue until all common shares underlying the Warrants have been registered for resale. All costs and expenses of any such registration statement shall be paid by the Company other than sales commissions and the expenses of any separate legal counsel engaged by the Consultant.

The shares issued pursuant to this Agreement may not be transferred except in a transaction which is in compliance with the Securities Act and applicable state laws and regulations.

5.

Duties of Company

a.

Company shall supply Consultant, on a regular and timely basis, with all approved data and information about the Company, its management, its products and/or services, and its operations as necessary for Consultant to perform its duties hereunder.  The Company shall be responsible for advising Consultant of any facts that would affect the accuracy of any prior data and information concerning the Company previously supplied to Consultant by any party.

b.

The Company shall promptly supply Consultant with full and complete copies of all: (i) filings with all Federal and State securities agencies; (ii) shareholder reports and communications and press releases; (iii) data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and (iv)  product/service brochures and sales materials.

c.

The Company will notify Consultant contemporaneously if any information or data being supplied to Consultant has not been generally released or promulgated.

6.

Representations , Warranties and Activities of Consultant

(a)

Consultant’s activities pursuant to this Agreement or as contemplated by this Agreement do not

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constitute and shall not constitute acting as a securities broker or dealer or finder.  Further, Consultant shall not receive any compensation of any form for introducing or locating a potential investor or members of the financial community to the Company.

(b)

Furthermore, Consultant’s activities pursuant to this Agreement or as contemplated by this Agreement do not constitute and shall not constitute the services of a lawyer, accountant or market maker.

(c)

Consultant is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act and will assist the Company in completing any filings required by the issuance of the Warrant or the Common Stock underlying the Warrant.

(d)

Consultant has received all of the information he has deemed necessary to invest in the Company’s securities and Consultant has the financial ability and acumen to invest in, and mange, an investment in the securities of the Company.

(e)

Consultant is not and does not own any interest in any broker-dealer registered with the SEC and FINRA, other than less than 1% holdings in the publicly traded stock of NYSE or NASDAQ traded companies, and will not compensate any registered broker dealer for any activity relating to the Company.

7.

 Covenants of Consultant

In addition to the representation, warranties and covenants provided elsewhere in this document, the Consultant agrees that during the period while he holds any equity, or derivative of equity in the Company he shall:

(a)

maintain all material non-public information in confidence and will return any documents or information identified as confidential at the termination or conclusion (for any reason whatsoever) of this engagement;

(b)

while in possession of material non-public information about the Company, not, nor will he cause others to, trade the equity or debt of the Company privately or on any public marketplace that develops for the Company’s equity or debt;

(c)

refrain from any so called “short selling;” and

(d)

immediately notify the Company of any change in any statement or other information relating to the Consultant set forth herein that occurs prior to the Company’s filing any Registration Statement.

8.

Compliance with 17(b)

(a)

The Consultant will not, and will not cause others to violate Section 17(b) of the Securities Act regarding the Company’s Common Stock or any derivative it may hold or transfer.

(b) The Company will ensure that publishers, engaged by the Company, of any information about the Company will comply with Section 17(b) of the Securities Act.

9.

Indemnification

(a) The Company agrees to indemnify, defend, release and hold harmless Consultant, its officers, directors, agents, employees or assigns from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys fees and disbursements) based upon, arising out of this Agreement, unless the circumstances requiring indemnification are caused by Consultant through illegal, reckless or negligent acts.  Upon Consultant providing notice to the Company that he is seeking indemnification with respect to any action, suit, proceeding or investigation or threat thereof, the Board of Directors of the Company will determine if the Consultant is entitled to indemnification.  If the Board of Directors determines, in good faith, that the Consultant is not entitled to indemnification and Consultant disputes this, the matter will be resolved by a court of competent jurisdiction and

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Company may only be required to reimburse the direct costs Consultant incurred in defending the action, suit, proceeding or investigation or threat thereof.  If the Board of Directors determines that the Consultant is entitled to indemnification, the Company shall pay all costs and fees for the defense of such action.  Consultant shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of the Company with retainer fees paid in advance by the Company as requested by any law firm selected by Consultant.

(b)

The Consultant acknowledges that the Company is relying upon the representations, and warranties of the Consultant set forth herein in determining the eligibility of the Consultant to provide the Services, as set forth above, and hereby agrees to indemnify and hold harmless the Company and its directors, officers, employees, advisors, affiliates, shareholders, partners, representatives and agents from and against any and all loss, liability, claim, damage and expense whatsoever including, but not limited to, any fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, administrative proceeding or investigation commenced or threatened or any claim whatsoever arising out of or based upon any representation or warranty of the Consultant contained herein or in any document furnished by the Consultant to the Company in connection herewith being untrue in any material respect or any breach or failure by the Consultant to comply with any covenant or agreement made by the Consultant herein or in any document furnished by the Consultant to the Company in connection herewith.

10.

Term of Agreement

This Agreement shall become effective upon execution hereof and remain in effect for a period of twelve (12) months.

11.

Where Services shall be performed

Consultant‘s services shall be performed at Consultant’s main office location or other such designated location as Consultant deems the most advantageous for the services to be performed.

12.

Consultant as an Independent Contractor, Third Parties and Conflicts

Consultant is an independent contractor, and not an employee of the Company.  Consultant has no authority to bind the Company or any affiliate of the Company in any manner including any legal action, contract, agreement, or purchase, and such action cannot be construed to be made in good faith.  Consultant is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits afforded Company employees.  Consultant shall be solely responsible for any Federal, State or local taxes.  Consultant may use subcontractors and third parties to provide the services set forth herein at its discretion.  The Company hereby acknowledges that Consultant does, and shall, represent and service other and multiple clients in the same manner as it does the Company.  Additionally, the Company hereby acknowledges that Consultant may even represent companies which compete with the Company and that this Agreement is non-exclusive with regard to Consultant’s services.

13.

Records

Upon termination of this Agreement, all rights, title and interest in and to materials, records, notes, data, memorandum, models and documents produced by Consultant pertaining to the Company shall remain the property of Consultant.

14.

Termination of Agreement

This Agreement may be terminated prior to the expiration of the term set forth herein as follows:

a.

Upon the bankruptcy or liquidation of the other party, whether voluntary or involuntary;

b.

Upon the other party taking the benefit of any insolvency law; and/or

c.

Upon the other party having or applying for a receiver appointed for either party.

Additionally, in the event the Company fails or refuses to cooperate with Consultant or fails to pay the Consultant as specified in Section 3(i), Consultant shall have the right to terminate any further performance under this Agreement.

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15.

Expenses.

The Company shall be solely responsible for paying all third-party fees and expenses, including but not limited to: attorneys, accountants, auditors, blue sky service and filing fees, SEC filing fees, stock exchange fees, transfer agent fees, EDGAR filer fees, DTC fees, printing costs and Standard & Poor’s fees.  In addition, the Company will reimburse Consultant for all reasonable expenses incurred, including but not limited to: travel expenses, overnight package and mailing expenses, upon presentation of appropriate evidence of such expenses; provided, however, that any expenses in excess of $500 shall be approved in writing by the Company before they are incurred by the Consultant.

16.

Any claim arising out of this engagement, except actions by Consultant to enforce payment for its services, must be asserted within one year from the completion of the engagement, notwithstanding any statutory provision to the contrary.

17.

Miscellaneous

17.1

Counterparts

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.  In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause the manually executed Execution Page(s) hereof to be physically delivered to the other party within five (5) days of the execution hereof, provided that the failure to so deliver any manually executed Execution Page shall not affect the validity or enforceability of this Agreement.

17.2

Headings

The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

17.3

Severability

If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

17.4

Entire Agreement; Amendments

This Agreement and the instruments referenced herein contain the entire understanding of Consultant and the Company, their affiliates and persons acting on their behalf with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Consultant makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived other than by an instrument in writing signed by the party to be charged with enforcement and no provision of this Agreement may be amended other than by an instrument in writing signed by the Company and Consultant.

17.5

Notices

Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally, by responsible overnight carrier or by confirmed facsimile, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by responsible overnight carrier or confirmed facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

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 SMTP.com, Inc.

230 Lake Avenue

Newton, MA 02461

If to Consultant

Public Financial Services, LLC

7877 Emerald Winds Circle

Boynton Beach, Florida 33473

17.6

Third Party Beneficiaries.

This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

17.7

Failure

In the event the Company brings any action against Consultant for breach of this Agreement, Consultant’s entire liability to the Company shall not exceed the fees paid to Consultant hereunder.  In no event shall Consultant be liable to the Company or any other party for any indirect, special or consequential damages, nor for any claim against the Company by any person or entity arising from or in any way related to this Agreement.

17.8

Further Assurances

The Company shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

17.9

Waivers

No delay on the part of any party in exercising any right, power, or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach by any other party of any representation, warranty, covenant or Agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or Agreement contained in this Agreement (or in any other Agreement between the parties) as to which there is no inaccuracy or breach.

17.10

Law and Arbitration

This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts executed and performed in such State, without giving effect to conflict of law principles.  All controversies, claims and matters of difference arising between the parties under this Agreement shall be submitted to binding arbitration in Palm Beach County, Florida under the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”) from time to time in force (to the extent not in conflict with the provisions set forth herein).  This agreement to arbitrate shall be specifically enforceable under applicable law in any court of competent jurisdiction.  Notice of the demand for arbitration shall be filed in writing with the other parties to this Agreement and with the AAA.  Once the arbitral tribunal has been constituted in full, a hearing shall be held and an award rendered as soon as practicable.  The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and the parties are not making progress toward a resolution.  In no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter would be barred by the applicable contractual or other statutes of limitations.  The parties shall have reasonable discovery rights as

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determined by the arbitration.  The award rendered by the arbitrators shall be final and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof.  The decision of the arbitrators shall be rendered in writing and shall state the manner in which the fees and expenses of the arbitrators shall be borne. In any arbitration, action, lawsuit or proceeding brought to enforce or interpret the provisions of this Agreement and/or arising out of or relating to any dispute between the parties, the prevailing party with respect to each specific issue in a matter shall be entitled to recover all of his or its costs and expenses relating to such issue (including without limitation, reasonable attorney’s fees and disbursements) in addition to any other relief to which such party may be entitled.

17.11

Variations in Pronouns

Wherever the context shall so require, all words herein in the male gender shall be deemed to include the female or neuter gender and vice versa, all singular words shall include the plural, and all plural words shall include the singular. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

17.12

Presumption Against Scrivener

Each party waives the presumption that this Agreement is presumed to be in favor of the party which did not prepare it, in case of a dispute as to interpretation.

17.13.

Attorney's Fees

In the event either party is in default of the terms or conditions of this Agreement and legal action is initiated or suit be entered as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs, reasonable attorney fees, expenses and court costs through trial, appeal and to final disposition.

17.14

No Impairment

The Company will not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants referenced in Section 3 but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Consultant against impairment.

17.15

Authority

(a)

Both the Consultant and the Company have the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully the obligations hereunder including approval by the Board of Directors of the Company.  This Agreement has been duly executed and delivered and is the valid and binding obligation of the Consultant and the Company and is enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency, or other similar laws generally affecting the enforcement of creditors' rights.  The Consultant and the Company represent that, the performance, distribution, or use of anticipated materials will not violate the rights of any third parties, except with regards to the Company as set forth in existing Company Information and properly licensed materials.

(b)

The execution and delivery of this Agreement and the other agreements contemplated hereunder, and the consummation of the transactions contemplated hereby and thereby, and the performance by the Company of this Agreement, in accordance with their respective terms and conditions, will not:

.

Require the approval or consent of any foreign, federal, state, county, local, or other governmental or regulatory body or the approval or consent of any other person;

.

Conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or

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with notice or lapse of time or both would constitute) a default under any order, judgment, or decree applicable to the Company, or any instrument, contract, or other agreement to which the Company is a party or by or to which the Company is bound or subject.

18.

Survivability

Unless otherwise stated herein, the representations, warranties and covenants of the Consultant contained in this Agreement shall survive the date of this Agreement and, notwithstanding the completion or termination of this Agreement and notwithstanding any subsequent disposition by the Consultant of any of the Warrant or Common Stock underlying the Warrant referred to herein, shall continue in full force and effect for the benefit of the Company for a period of two (2) years following the date of this Agreement.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement.

CONSULTANT	COMPANY
Public Financial Services, LLC	SMTP.com, Inc.

By:/s/Joel Arberman	By:	/s/ Semyon Dukach
Joel Arberman		Semyon Dukach
Title: Founder & CeO		Title: President

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SMTP.com, Inc.

WARRANT

  June 25, 2010

THIS WARRANT, AND ALL SHARES OF STOCK ISSUABLE UNDER THIS WARRANT, HAVE BEEN AND WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

This Warrant is issued pursuant to the Consulting Agreement dated of even date herewith between SMTP.com, Inc., a Massachusetts corporation (the “Company”), and Public Financial Services, LLC, a Florida Limited Liability Company (the “Agreement”).  The number of shares issuable upon exercise of this Warrant shall be subject to adjustment in accordance with the terms hereof.

THIS CERTIFIES THAT, for value received, Public Financial Services, LLC, a Florida Limited Liability Company  (the “Holder”), or his permitted assigns is entitled, subject to the terms and conditions of this Warrant, at any time following the Effective Date and before 5:30 P.M. New York City time on the Expiration Date, to purchase from the Company 800,000 shares of Common Stock (such shares and all other shares issued or issuable pursuant to this Warrant referred to hereinafter as "Warrant Stock"). The initial "Purchase Price" per share shall be equal to $0.625 for an aggregate Purchase Price for all Warrant Stock equal to $500,000.

1.

 DEFINITIONS: As used in this Warrant, the following terms shall have the following respective meanings:

“Affiliate” when used with respect to any Person, shall mean (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, and (b) any executive officer or director of such Person and any executive officer, director or general partner of the other Person which controls such Person.  For the purposes of this definition, "control" (including the correlative meanings of the terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Common Stock” shall mean the common stock, $.001 par value per share, of the Company.

“Effective Date" shall mean the date first written above.

"Expiration Date" shall mean the date that is the five (5) year anniversary of the Effective Date.

"Fair Market Value" of a share of Warrant Stock as of a particular date shall mean:

(a)

If traded on a securities exchange or a NASDAQ Market, the Fair Market Value shall be deemed to be the average of the closing price of the Warrant Stock on such exchange or market over the five (5) trading days ending on the day immediately prior to the applicable date of valuation;

(b

If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the five (5) trading days ending on the day immediately prior to the applicable date of valuation; and

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(c)

If there is no active public market, the Fair Market Value shall be the value thereof, as agreed upon by the Company and the Holder; provided, however, that if the Company and the Holder cannot agree on such value, such value shall be determined by an independent valuation firm experienced in valuing businesses such as the Company and jointly selected in good faith by the Company and the Holder. Fees and expenses of the valuation firms shall be paid solely by the Company.

"Holder" shall mean Public Financial Services, LLC, a Florida Limited Liability Company, his successors or assigns.

"Person" shall mean any individual, corporation, partnership, limited liability company, trust or other entity or organization, including any governmental authority or political subdivision thereof.

"Registered Holder" shall mean any Holder in whose name this Warrant is registered upon the books and records maintained by the Company.

"SEC" shall mean the United States Securities and Exchange Commission.

"Warrant" shall mean this Warrant and any warrant delivered in substitution or exchange therefore as provided herein.

2.

EXERCISE OF WARRANT.

2.1

Payment.  Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, from and after the Effective Date and on or before the Expiration Date by delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Exhibit 1 (the "Notice of Exercise"), duly executed by the Holder, to the Company at its then principal office, and as soon as practicable after such date, surrendering:

(a)

this Warrant at the principal office of the Company, and

(b)

payment in cash, by check or by wire transfer of an amount equal to the product obtained by multiplying the number of shares of Warrant Stock being purchased upon such exercise by the then effective Purchase Price (the "Exercise Amount").

2.2

Net Issue Exercise.  In lieu of the payment methods set forth in Section 2.1(b) above, the Holder may elect with written approval by the Company, to exchange all or some of the Warrant for shares of Warrant Stock equal to the value of the amount of the Warrant being exchanged on the date of exchange. If the Holder elects to exchange this Warrant as provided in this Section 2.2, the Holder shall tender to the Company the Warrant for the amount being exchanged, along with written notice of the Holder's election to exchange some or all of the Warrant, and the Company shall issue to the Holder the number of shares of the Warrant Stock computed using the following formula:

X = Y (A-B)

A

Where:

X = the number of shares of Warrant Stock to be issued to the Holder;

Y = the total number of shares of Warrant Stock as to which this Warrant is being exercised;

A = the Fair Market Value of one share of Warrant Stock; and

B = the Purchase Price of one share of Warrant Stock (as adjusted to the date of such calculation).

All references herein to an "exercise" of the Warrant shall include an exchange pursuant to this Section

2.3

"Easy Sale" Exercise  In lieu of the payment methods set forth in Section 2.1(b) above, when permitted by law

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EX-10.2 – Pg. 11

and applicable regulations (including exchange, NASDAQ and Financial Industry Regulatory Authority (“FINRA”) rules and including that all shares so issued will be deemed to be fully paid, non-assessable and properly listed or admitted for trading), the Holder may pay the Purchase Price through a "same day sale" commitment from the Holder (and if applicable a broker-dealer that is a member of FINRA (a “FINRA Dealer”)), whereby the Holder irrevocably elects to exercise this Warrant and to sell a portion of the shares so purchased to pay for the Purchase Price and the Holder (or, if applicable, the FINRA Dealer) commits upon sale (or, in the case of the FINRA Dealer, upon receipt) of such shares to forward the Purchase Price directly to the Company.

2.4

Stock Certificates; Fractional Shares.  As soon as practicable on or after any date of exercise of this Warrant pursuant to this Section 2, the Company shall issue and deliver to the Person or Persons entitled to receive the same a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the current Fair Market Value of one whole share of Warrant Stock as of the date of exercise of this Warrant. No fractional shares or scrip representing fractional shares shall be issued upon an exercise of this Warrant.

2.5

Partial Exercise; Effective Date of Exercise.  In case of any partial exercise of this Warrant, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares of Warrant Stock purchasable hereunder. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above. The Person entitled to receive the shares of Warrant Stock issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

2.6

Purchase Price Adjustment.

(a)

If the Company shall effect a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before such subdivision shall be proportionately decreased.  If the Company shall combine the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased.  If the Company shall make or issue a dividend or other distribution payable in securities, then and in each such event provision shall be made so that the holder of this Warrant shall receive upon exercise hereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities that the holder of this Warrant would have received had this Warrant been exercised for Common Stock on the date of such event and had such holder thereafter during the period from the date of such event to and including the date of exercise of this Warrant retained such securities receivable by such holder as aforesaid during such period, giving effect to all adjustments called for during such period under this paragraph.  If the Company shall reclassify its Common Stock (including any reclassification in connection with a consolidation or merger in which the Company is the surviving corporation), then and in each such event provision shall be made so that such holder shall receive upon exercise hereof the amount of such reclassified Common Stock that such holder would have received had this Warrant been exercised for Common Stock immediately prior to such reclassification and had such holder thereafter, during the period from the date of such event to and including the date of exercise of this Warrant, retained such reclassified Common Stock, giving effect to all adjustments called for during such period under this paragraph with respect to the rights of the holder of this Warrant.

(b)

Whenever the Purchase Price shall be adjusted as provided in this Section 2.6, the Company shall forthwith provide notice of such adjustment to the holder of this Warrant together with a statement, certified by the chief financial officer of the Company, showing in detail the facts requiring such adjustment and the Purchase Price that shall be in effect after such adjustment.  Notwithstanding the foregoing, no adjustment in the Purchase Price shall be required unless such adjustment would require a change of at least 1% in such Purchase Price; provided, however, that any adjustments which by reason of this paragraph (b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

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EX-10.2 – Pg. 12

(c)

In case of any consolidation or merger of the Company with or into another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation, this Warrant shall thereafter be exercisable (to the extent such exercise is permitted hereunder) into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holder of this Warrant, to the end that the provisions set forth herein shall be thereafter applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of the this Warrant.

3.

VALID ISSUANCE; TAXES.  All shares of Warrant Stock issued upon the exercise of this Warrant shall be validly issued, fully paid and non-assessable; provided that the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for shares of Warrant Stock in any name other than that of the Registered Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.

4.

LOSS OR MUTILATION. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to it, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company shall execute and deliver in lieu thereof a new Warrant of like tenor as the lost, stolen, destroyed or mutilated Warrant.

5.

 RESERVATION OF WARRANT STOCK. The Company hereby covenants that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Warrant Stock, Common Stock or other shares of capital stock of the Company as are from time to time issuable upon exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Warrant Stock issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except encumbrances or restrictions arising under federal or state securities laws. Issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Warrant Stock upon the exercise of this Warrant.

6.

RESTRICTIONS ON TRANSFER. The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the Act covering the disposition or sale of this Warrant or the Warrant Stock issued or issuable upon exercise hereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any portion or all of this Warrant or the Warrant Stock, as the case may be, unless either (a) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (b) the sale of such securities is made pursuant to Rule 144 under the Act.

7.

NOTICE.  Any notices required or permitted to be given under the terms of this Warrant shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier, in each case addressed to a party.  The addresses for such communications shall be the same as Section 17.5 of the Agreement.

8.

HEADINGS; SECTION REFERENCE.  The headings in this Warrant are for purposes of convenience in reference only, and shall not be deemed to constitute a part hereof.  All Section references herein are references, to Sections of this Warrant unless specified otherwise.

9.

LAW GOVERNING.  This Warrant and all acts and transactions pursuant hereto and the rights and obligations of the parties

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EX-10.2 – Pg. 13

hereto shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts executed and performed in such State, without giving effect to conflict of law principles.  All controversies, claims and matters of difference arising between the parties under this Agreement shall be submitted to binding arbitration in Palm Beach County, Florida under the Commercial Arbitration Rules of the American Arbitration Association (the “AAA”) from time to time in force (to the extent not in conflict with the provisions set forth herein).  This agreement to arbitrate shall be specifically enforceable under applicable law in any court of competent jurisdiction.  Notice of the demand for arbitration shall be filed in writing with the other parties to this Agreement and with the AAA.  Once the arbitral tribunal has been constituted in full, a hearing shall be held and an award rendered as soon as practicable.  The demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen, and the parties are not making progress toward a resolution.  In no event shall it be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter would be barred by the applicable contractual or other statutes of limitations.  The parties shall have reasonable discovery rights as determined by the arbitration.  The award rendered by the arbitrators shall be final and judgment may be entered in accordance with applicable law and in any court having jurisdiction thereof.  The decision of the arbitrators shall be rendered in writing and shall state the manner in which the fees and expenses of the arbitrators shall be borne. In any arbitration, action, lawsuit or proceeding brought to enforce or interpret the provisions of this Agreement and/or arising out of or relating to any dispute between the parties, the prevailing party with respect to each specific issue in a matter shall be entitled to recover all of his or its costs and expenses relating to such issue (including without limitation, reasonable attorney’s fees and disbursements) in addition to any other relief to which such party may be entitled.

10.

NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company: (a) will not increase the par value of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefore upon such exercise and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and no assessable shares of Warrant Stock upon exercise of this Warrant.

11

SEVERABILITY. If any term, provision, covenant or restriction of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Warrant shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

12.

COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Warrant may be executed by the parties hereto and each such executed counterpart shall be, and shall be deemed to be, an original instrument.

13.

NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holder or otherwise conflicts with the provisions hereof.

14.

SATURDAYS, SUNDAYS AND HOLIDAYS. If the Expiration Date falls on a Saturday, Sunday or legal holiday, the Expiration Date shall automatically be extended until 5:30 P.M. the next business day.

15.

FACSIMILE SIGNATURE.  In the event that any signature is delivered by facsimile transmission, PDF, electronic signature or other similar electronic means, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

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EX-10.2 – Pg. 14

IN WITNESS WHEREOF, the undersigned duly authorized representative of the Company has executed this Warrant as of the day and date first written above.

SMTP.com, Inc.

By:
Name: Semyon Dukach
Title: President

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EX-10.2 – Pg. 15

AMENDMENT TO
CONSULTING AGREEMENT

THIS AMENDMENT TO CONSULTING AGREEMENT is made as of the 4thth day of November, 2010

AMONG:

SMTP.com, Inc.., a corporation formed pursuant to the laws of the State of Massachusetts and having an office for business located at 95 Fulkerson Street, Cambridge, Massachusetts 02141

(“SMTP”)

AND:

Public Financial Services, LLC a limited liability corporation formed pursuant to the laws of the State of Florida and having an office for business located at 7877 Emerald Winds Circle, Boynton Beach, Florida 33473

("PFS")

WHEREAS:

A.

SMTP and PFS entered into a Consulting Agreement dated as of July 15, 2010 (the “Consulting Agreement”);

B.

SMTP and PFS wish to clarify and amend certain provisions surrounding the issuance of warrants provided for in the Consulting Agreement, which remains in full force and effect;

C.

Section 3 of the Consulting Agreement is hereby deleted in its entirety and replaced with the following:

“3.

Compensation

a.

The Company hereby agrees to pay Consultant a flat fee as follows:

(i)

$20,000 upon execution of this Agreement; and

(ii)

$10,000 upon notification by the SEC that any registration statement filed on behalf of the Company has been declared effective; and

(iii)

$10,000 upon notification that the common shares have been approved for publication, listing, or quotation and been accepted into the so called “standard manuals” for a secondary trading exemption; and

(iv)

800,000 vested warrants (the “Warrants”) each convertible into one share of the Company’s common stock at an exercise price of $0.625 per warrant for a term of five (5) years from the date of issuance, with such warrants being contingently issuable based upon the terms set forth in Section 3(b)(iv) herein.

b.

The Company and Consultant further agree as follows:

(i)

The first $20,000 payment to be made subject to section 3(a)(i) shall be held in escrow by a mutually acceptable law firm and shall be released if and when (a) the Company decides not to continue retaining the services of Consultant,, (b) upon a change of control of the Company, or (c) upon notification by the SEC that any registration statement filed on behalf of the Company has been declared effective by the SEC; and

(ii)

If for any reason, the Company determines that it shall not proceed to utilize the services of Consultant, the sum of $40,000 payable to Consultant shall be deemed earned by Consultant and remain non-refundable; and

(iii)

The terms of the Warrants shall be governed by the Form of Warrant attached hereto as Exhibit B and made a part hereof; and

(iv)

The Warrants shall be issued on the earlier of (a) twenty business days after notification by the SEC that any registration statement filed on behalf of the Company has been declared effective or (b) upon a change of control of the Company or (c) upon notification by the Company that it decided not to continue retaining the services of Consultant; and

(v)

The Consulting Agreement contemplates the issued capital stock of the Company to consist of:

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EX-10.2 – Pg. 10

a.

13,440,000 common shares; and

b.

1,360,000 stock options reserved for current and future employees;

c.

400,000 common shares reserved to be issued under an S-1 registration statement; and

d.

800,000 warrants to be issued subject to the terms and conditions of this Consulting Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

SMTP.com, Inc.

By:	/s/ Semyon Dukach
Semyon Dukach
Chief Executive Officer

Public Financial Services, LLC

By:	/s/ Joel Arberman
Joel Arberman
Chief Executive Officer

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Agreed and Accepted by: /s/ JA   SD

EX-10.2 – Pg. 11

AMENDMENT TO
WARRANT

THIS AMENDMENT TO WARRANT is made as of the 4thth day of November, 2010

AMONG:

SMTP.com, Inc.., a corporation formed pursuant to the laws of the State of Massachusetts and having an office for business located at 95 Fulkerson Street, Cambridge, Massachusetts 02141

(“SMTP”)

AND:

Public Financial Services, LLC a limited liability corporation formed pursuant to the laws of the State of Florida and having an office for business located at 7877 Emerald Winds Circle, Boynton Beach, Florida 33473

("PFS")

WHEREAS:

A.

SMTP issued PFS a Warrant dated as of June 25, 2010 (the “Consulting Agreement”);

B

SMTP and PFS wish to provide for certain amendments to the Warrant, which remains in full force and effect;

C.

 The date of the Warrant is hereby amended to be such date as determined by Section 3(b)(iv) of the Consulting Agreement dated on June 15, 2010 and subsequently amended on November 4, 2010.

IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

SMTP.com, Inc.

By:	/s/ Semyon Dukach
Semyon Dukach
Chief Executive Officer

Public Financial Services, LLC

By:	/s/ Joel Arberman
Joel Arberman
Chief Executive Officer

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Agreed and Accepted by: /s/ JA   SD

EX-10.2 – Pg. 12